PRESS RELEASE

FOR IMMEDIATE RELEASE                                    Contact: Todd A. Gipple
May 1, 2003                                             Executive Vice President
                                                         Chief Financial Officer
                                                                   (309)743-7745


                               QCR Holdings, Inc.

      Announces Earnings Results For the First Quarter Ended March 31, 2003

QCR Holdings, Inc. (NASDAQ SmallCap/ QCRH) today announced earnings for the first quarter ended March 31, 2003 of $827 thousand, or basic earnings per share of $0.30 and diluted earnings per share of $0.29. For the same quarter one year ago, the Company reported earnings of $614 thousand, or both basic and diluted earnings per share of $0.22.

From the Company's formation in 1993 through June 30, 2002, its fiscal year end had been June 30th. In 2002, the Company changed it's fiscal year end to December 31st. To effect this change, the Company filed a Form 10-K with the Securities and Exchange Commission for the transition period July 1, 2002 through December 31, 2002. The quarter ended March 31, 2003 therefore represents the operating results for the Company's first quarter of 2003.

Doug Hultquist, President and Chief Executive Officer noted, "Operating results for the period improved, as the Company demonstrated a significant increase in net interest income of $896 thousand over the same period in 2002. Gains on sales of residential real estate loans also contributed significantly to our earnings results for the period, as the Company realized an increase in these gains of $537 thousand over the previous year." He added, "We are disappointed that much of these improvements were offset by an increased provision for loan losses this quarter. Quad City Bank & Trust made a provision and subsequent charge-off of $758 thousand this quarter related to one large lending relationship."

Michael Bauer, Chairman of the Company and President and Chief Executive Officer at Quad City Bank & Trust added, "The significant charge-off at Quad City Bank & Trust is related to the same lending relationship that required a charge-off of $1.2 million for the quarter ended December 31, 2002. The additional losses are a result of environmental issues associated with the collateral for the loan, which were identified during the quarter ended March 31, 2003. The Bank believes that these environmental issues have negatively impacted the value and salability of the business. The Bank has determined that it is appropriate to take a conservative approach and write-down the loan balance to reflect no value in the real estate and equipment collateral. Quad City Bank & Trust will proceed with efforts to liquidate all other collateral, and is pursuing a sale of the real estate and equipment, as well as all available legal remedies against the borrower."

"While earnings were impacted by the large provision, diluted earnings per share for the quarter ended March 31, 2003 of $0.29 still represent a 32% improvement over the $0.22 in diluted earnings per share reported for the same period in 2002," noted Todd Gipple, Executive Vice President and Chief Financial Officer. He added, "During the past three months, Cedar Rapids Bank & Trust continued to make outstanding progress toward profitability. The new bank's after-tax operating losses were only $54 thousand for the three months ended March 31, 2003, as compared to after-tax losses of $268 thousand for the same quarter in 2002."

"Cedar Rapids Bank & Trust continues to be a significant contributor to the Company's growth in assets, loans, and deposits since opening in September of
2001. We have experienced rapid growth in our first eighteen months of operations and surpassed the $100 million in total assets milestone in February, while reaching total assets of $111.3 million, net loans of $87.1 million, and deposits of $76.5 million as of March 31, 2003," noted Cedar Rapids Bank & Trust President and Chief Executive Officer, Larry Helling. He added, "The market's positive reaction to our strategy of providing personalized banking relationships with the highest levels of service has continued to provide us with new commercial and retail banking relationships at a steady pace."

The Company's total assets increased 3% to $623.0 million at March 31, 2003 from $604.6 million at December 31, 2002. During the same period, net loans increased by $21.8 million or 5% to $464.7 million from $442.9 million at December 31, 2002. Non-performing assets increased to $5.6 million at March 31, 2003 from $5.0 million at December 31, 2002. Total deposits increased 3% to $447.6 million at March 31, 2003 from $434.7 million at December 31, 2002. Stockholders' equity rose to $37.5 million at March 31, 2003 as compared to $36.6 million at December 31, 2002.

"Nonaccrual loans at March 31, 2003 were $4.7 million, of which $3.5 million, or 73%, resulted from three large commercial lending relationships at Quad City Bank & Trust," explained Chief Financial Officer Gipple. He added, "The bank is working closely with these customers. Like many other financial institutions, some of our customers are experiencing difficulty in the lagging economy, which could lead to further increases in nonperforming assets and the need for an increased allowance for loan losses. Given the continued soft economy, management is closely monitoring the Company's loan portfolio and the need for increased provisions for possible loan losses." He further added, "Accruing loans past due 90 days or more increased to $883 thousand at March 31, 2003, however, payments were received on a number of these loans just subsequent to quarter end and the balance of loans in this category had been reduced to less than $300 thousand by mid-April 2003."

In October of 2002, the Company announced the sale of our Independent Sales Organization portion of our merchant credit card operations to iPayment, Inc. As part of the sales agreement, our subsidiary, Quad City Bancard, Inc., continues to temporarily process the ISO volumes for iPayment for a fixed monthly fee rather than a percentage of the volume. As a result, the Company's merchant credit card fees, net of processing costs, remained significant at $338 thousand, as compared to $414 thousand for the same period in 2002. The Company currently anticipates that the ISO processing will be moved to another provider in the second calendar quarter of 2003. At that time, the Company anticipates that merchant credit card fees, net of processing costs, will be in a range of $50 thousand to $90 thousand a month from the Company's local merchant, cardholder, and agent bank portfolios. As a result, Quad City Bancard's net income will likely be approximately break even for a period after the iPayment processing is moved to another provider.

QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City and Cedar Rapids communities via its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, and Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois.

Special Note Concerning Forward-Looking Statements. This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate,"
"may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of September 11th; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

                                                           As of
                                         ---------------------------------------
                                          March 31,   December 31,     March 31,
                                            2003         2002            2002
                                         ---------------------------------------
(dollars in thousands, except
  share data)

SELECTED BALANCE SHEET DATA

Total assets .........................   $  623,017    $  604,600    $  495,505
Securities ...........................       87,868        81,654        72,947
Total loans ..........................      472,139       449,736       360,155
Allowance for estimated loan losses ..        7,441         6,879         5,405
Total deposits .......................      447,555       434,748       364,002
Total stockholders' equity ...........       37,531        36,586        30,724
Common shares outstanding ............    2,773,212     2,762,915     2,744,896
Book value per common share ..........        13.53         13.24         11.19
Full time equivalent employees .......          198           195           186
Tier 1 leverage capital ratio ........        7.74%         7.79%         8.42%

                                                               As of
                                                -----------------------------------
                                                March 31,  December 31,   March 31,
                                                  2003        2002         2002
                                                -----------------------------------
(dollars in thousands)

ANALYSIS OF LOAN DATA
Nonaccrual loans ...........................    $  4,740    $  4,608    $  1,608
Accruing loans past due 90 days or more ....         883         431         754
Other real estate owned ....................          --          --          --
Total nonperforming assets .................       5,623       5,039       2,362
Net charge-offs (For the quarter ended) ....    $    769    $  1,150    $     32

Loan mix:
  Commercial ...............................    $375,724    $350,331    $282,008
  Real estate ..............................      50,726      54,713      38,114
  Installment and other consumer ...........      45,689      44,692      40,033
Total loans ................................     472,139     449,736     360,155

                                                          For the Quarter Ended
                                                                March 31,
                                                         -----------------------
                                                           2003          2002
                                                         -----------------------
(dollars in thousands, except per share data)

SELECTED INCOME STATEMENT DATA

Interest income ....................................     $  7,906      $  7,082
Interest expense ...................................        3,058         3,130
Net interest income ................................        4,848         3,952
Provision for loan losses ..........................        1,330           498
Noninterest income .................................        2,489         1,829
Noninterest expense ................................        4,784         4,395
Income tax expense .................................          396           274
Net income .........................................          827           614

Earnings per common share (basic) ..................     $   0.30      $   0.22
Earnings per common share (diluted) ................     $   0.29      $   0.22

AVERAGE BALANCES

Assets .............................................     $607,848      $480,634
Deposits ...........................................      432,435       351,498
Loans ..............................................      451,251       342,974
Stockholders' equity ...............................       37,100        30,757

KEY RATIOS

Return on average assets (annualized) ..............         0.54%         0.51%
Return on average common equity (annualized) .......         8.92%         7.99%
Net interest margin (TEY) ..........................         3.47%         3.66%
Efficiency ratio ...................................        65.20%        76.00%

                                                          For the Quarter Ended
                                                                 March 31,
                                                         -----------------------
                                                            2003         2002
                                                         -----------------------
(dollars in thousands, except share data)

ANALYSIS OF NONINTEREST INCOME

Merchant credit card fees, net of processing costs ...   $      338   $      414
Trust department fees ................................          561          594
Deposit service fees .................................          331          256
Gain on sales of loans, net ..........................          955          418
Other ................................................          304          147
   Total noninterest income ..........................        2,489        1,829

ANALYSIS OF NONINTEREST EXPENSE

Salaries and employee benefits .......................   $    2,885   $    2,538
Professional and data processing fees ................          429          327
Advertising and marketing ............................          149          148
Occupancy and equipment expense ......................          652          606
Stationery and supplies ..............................          110          125
Postage and telephone ................................          153          127
Other ................................................          406          524
   Total noninterest expenses ........................        4,784        4,395

WEIGHTED AVERAGE SHARES

Common shares outstanding (a) ........................    2,767,013    2,743,668
Incremental shares from assumed conversion:
    Options ..........................................       60,714       61,241
Adjusted weighted average shares (b) .................    2,827,727    2,804,909


(a)  Denominator for Basic Earnings Per Share
(b)  Denominator for Diluted Earnings Per Share